Exhibit 99(2)

                                   Proxy Card




    Please Detach, Sign, & Return ALL Proxies in the enclosed white envelope
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                                                         LINCOLN BANCORP
                                                     Stock Conversion Center
                                                         P.O. Box ______
                                                      1121 East Main Street
                                                 Plainfield, Indiana 46168-0510
                                                         (317) ___-____
                                                        Stock Order Form

Deadline: The Subscription Offering ends at _____ p.m., Plainfield, Indiana time, on December ___, 1998. Your original Stock Order Form and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Lincoln Federal Savings Bank office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.

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The minimum  number of shares that may be  subscribed  for is 25. Each  Eligible
Account Holder, Supplemental Eligible Account Holder and Voting Member, in his or her capacity as such, may subscribe for no more than 25,000 shares. No person, together with associates of and persons acting in concert with such person (and including all persons on a single joint account as one member) may subscribe for more than 86,768 shares of the Common Stock in the Subscription Offering. There are additional purchase limitations for the Community Offering. See Instructions for Items 1 and 2.

(1) Number of Shares       Price Per Share           (2) Total Amount Due
                             x $10.00 =
---------------------    -------------------      --------------------------



Method of Payment

(3) |_| Enclosed is a check, bank draft or money order payable to Lincoln Federal Savings Bank for $___________.

(4) |_| I authorize Lincoln Federal Savings Bank to make withdrawals from my Lincoln Federal Savings Bank certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

Account Number(s)                        Amount(s)

----------------------------             ----------------

----------------------------             ----------------

----------------------------             ----------------

                                Total Withdrawal

                    There is NO penalty for early withdrawal

(5) |_| Check here if you are a director, officer or employee of Lincoln Federal Savings Bank or a member of such person's immediate family (same household).


(6) |_|         Associate - Acting in Concert

                Check here, and complete the reverse side of this form, if you or any associates or person acting in concert with you have submitted other orders for shares in the Subscription Offering.


(7)             Purchaser Information (check one)

a. |_| Eligible Account Holder Check here if you were a depositor with $50.00 or more on deposit with Lincoln Federal Savings Bank as of June 30, 1997. Enter information below for all deposit accounts that you had at Lincoln Federal Savings Bank on June 30, 1997.

b. |_| Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Lincoln Federal Savings Bank as of September 30, 1998, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Lincoln Federal Savings Bank on September 30, 1998.

c. |_| Voting Member - Check here if you were a depositor of Lincoln Federal Savings Bank as of November ___, 1998, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder or were a borrower of Lincoln Federal Savings Bank as of June 19, 1984, whose loan was in existence on November __, 1998, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information below for all deposit accounts and/or loan accounts that you had at Lincoln Federal Savings Bank on November ___, 1998.

       Account Title (Names on Accounts)                Account Number

------------------------------               -----------------------------

------------------------------               -----------------------------

------------------------------               -----------------------------


Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights. (additional space on back of form)

(8) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The Stock Certificate and all correspondence related to this stock order will be mailed to the address provided below.)

|_| Individual                     |_| Uniform Transfer to Minors        |_| Partnership
|_| Joint Tenants                  |_| Uniform Gift to Minors            |_| Individual Retirement Account
|_| Tenants in Common              |_| Corporation                       |_| Fiduciary/Trust (Under Agreement Dated ___________)


Name                                             Social Security or Tax I.D.

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Name                                             Social Security or Tax I.D.

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Mailing                                                            Daytime
Address                                                            Telephone

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City                           State             County            Evening
                                    Telephone

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================================================================================
|_| NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)

        Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

Acknowledgement By signing below, I acknowledge receipt of the Prospectus dated November ___, 1998, and understand I may not change or revoke my order once it is received by Lincoln Bancorp . I also certify that this stock is for my account and there is no agreement or understanding regarding my further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Lincoln Bancorp will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and
(2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

Signature THIS FORM MUST BE SIGNED AND DATED TWICE: Here and on the Certification Form. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

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Signature                                                           Date

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Signature                                                           Date

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                                                             TURN PAGE OVER   --
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FOR OFFICE USE  Date Red'd___/___/____  Check #_______________
USE             Amount $____________  Category ______________

                                   Proxy Card






    Please Detach, Sign, & Return ALL Proxies in the enclosed white envelope
--------------------------------------------------------------------------------
                                 LINCOLN BANCORP



Item (6) continued; Associate - Acting in Concert

Associated Listed on                              Number of
other stock orders                                shares ordered

------------------------------               -----------------------------

------------------------------               -----------------------------

------------------------------               -----------------------------

------------------------------               -----------------------------

------------------------------               -----------------------------

------------------------------               -----------------------------



Item (7) continued; Purchaser Information

Account Title (Names on Accounts)                 Account Number

------------------------------               -----------------------------

------------------------------               -----------------------------

------------------------------               -----------------------------

------------------------------               -----------------------------

------------------------------               -----------------------------

                               CERTIFICATION FORM

(This Certification Must Be Signed in Addition to the Stock Order Form on Reverse Hereof)

I ACKNOWLEDGE THAT THE COMMON SHARES, NO PAR VALUE PER SHARE, OF LINCOLN BANCORP, ARE NOT A DEPOSIT OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY LINCOLN FEDERAL SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the common shares are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Central Regional Director, Ronald N. Karr, at (312) 917-5000.

I further certify that, before purchasing the common shares of Lincoln Bancorp, I received a copy of the Prospectus dated November ___, 1998, which discloses the nature of the common shares being offered thereby and describes the following risks involved in an investment in the common shares under the heading "Risk Factors" beginning on page 11 of the Prospectus:

1.      Commercial Real Estate and Multi-Family Lending
2.      Risks Related to Construction Loans
3.      Geographic Concentration of Loans
4.      Allowance for Loan Losses
5.      Dependence on President and New Management
6. Anti-Takeover Provisions and Statutory Provisions that Could Discourage Hostile Acquisitions of Control
7.      Lack of Active Market for Common Stock
8. Decreased Return on Average Equity and Increased Expenses Immediately After Conversion
9.      Limited Growth Potential and Difficulty in Fully Leveraging Capital
10. Potential Impact of Changes in Interest Rates and the Current Interest Rate Environment
11.     Possible Voting Control by Directors and Officers
12.     Possible Dilutive Effect of RRP and Stock Options
13.     Financial Institution Regulation and Future of the Thrift Industry
14.     Impact of Proposed Legislation in Holding Company Activities
15.     Restrictions on Repurchase of Shares
16.     Risk of Delayed Offering
17.     Income Tax Consequences of Subscription Rights
18.     Year 2000 Compliance
19.     Establishment of the Foundation


Signature              Date                  Signature             Date

----------------------------------           -----------------------------------



        (NOTE: If shares are to be held jointly, both parties must sign.)

                                 LINCOLN BANCORP

             Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum number of shares that may be subscribed for is 25. Each Eligible Account Holder, Supplemental Eligible Account Holder and Voting Member, in his or her capacity as such, may subscribe in the Subscription Offering for not more than 25,000 Common Shares. Notwithstanding the foregoing, the maximum number of shares which may be purchased in the Subscription Offering by any subscribing member (including such person's Associates or group acting in concert and counting all persons on a single joint account as one member) is 86,768 shares. The maximum number of shares which may be purchased in the Community Offering by any person (including such person's Associates or persons acting in concert) is 25,000 shares. A member who, together with his/her Associates and persons acting in concert, has subscribed for shares in the Subscription Offering, may subscribe for a number of additional shares in the Community Offering that does not exceed the lesser of (i) 25,000 shares, or (ii) the number of shares which, when added to the number of shares subscribed for by the member in the Subscription Offering (including all persons on a joint account) would not exceed 86,768 shares. Lincoln Bancorp reserves the right to reject any order received in the Community Offering, if any, in whole or in part.

Item 3 - Payment for shares may be made by check, bank draft or money order payable to Lincoln Federal Savings Bank. DO NOT MAIL CASH. Your funds will earn interest at Lincoln Federal Savings Bank's passbook rate, which is currently 2.97%.

Item 4 - To pay by withdrawal from a savings account or certificate of deposit at Lincoln Federal Savings Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase stock. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in the account(s) until the stock offering closes. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will be refunded.

Item 5 - Please check this box to indicate whether you are a director, officer or employee of Lincoln Federal Savings Bank or a member of such person's immediate family living in the same household.

Item 6 - Please check this box and provide the information on the back of the Stock Order Form regarding orders submitted by your associates or persons acting in concert with you.

Item 7 - Please check the appropriate box if you were:

     a) A depositor with $50.00 or more on deposit at Lincoln Federal Savings Bank as of June 30, 1997. Enter information below for all deposit accounts that you had at Lincoln Federal Savings Bank on June 30, 1997.

     b) A depositor at Lincoln Federal Savings Bank as of September 30, 1998, who is not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Lincoln Federal Savings Bank on September 30, 1998.

     c) A member of Lincoln Federal Savings Bank as of September 30, 1998, who is not an Eligible Account Holder or a Supplemental Eligible Account Holder. Members are depositors of Lincoln Federal Savings Bank on November __, 1998, or borrowers on June 19, 1984, who remained borrowers on November __, 1998. Enter information for all deposit and/or loan accounts that you had at Lincoln Federal Savings Bank on November __, 1998.

Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Lincoln Bancorp common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

Stock Ownership Guide

Individual - The Stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfer to Minors - For residents of many states, stock may by held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. FOR PURCHASES IN THE SUBSCRIPTION OFFERING, THE MINOR MUST BE THE ACCOUNT HOLDER, NOT THE CUSTODIAN. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line. Use the minor's social security number.

Corporation/Partnership - Corporations and Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account "IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Lincoln Federal Savings Bank does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.


                                                                     -3-